Exhibit 99.2
Q4 and FY 2025 SUPPLEMENTAL

Table of Contents 2 Q4 and Full Year 2025 Earnings Release p. 3 Capitalization p. 12 Debt Summary p. 13 Debt Maturities p. 14 Capital Investments p. 15 Portfolio Summary p. 16 Seaport NYC Detail p. 17 Seaport NYC Leasing or Programming Activity p. 18 Seaport NYC Operating Statistics p. 19 2025 Statement of Operations p. 20 2024 Pro Forma Statement of Operations p. 21 Pro Forma Statement of Operations YoY Change p. 22 Segment Adjusted EBITDA – Q4 2025, Q4 2024 Pro Forma, and YoY Change p. 23 Segment Adjusted EBITDA – 2025, 2024 Pro Forma, and YoY Change p. 26 Asset Based Value Components p. 29 Contact Information p. 30 Safe Harbor, Non-GAAP Financial Measures, and Key Terms and References p. 31

SEAPORT ENTERTAINMENT GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS NEW YORK, NY, March 4, 2026 – Seaport Entertainment Group Inc. (NYSE: SEG) (“Seaport Entertainment Group,” “SEG,” “we,” “our," or the “Company”) announced today its operating and financial results for the quarter and year ended December 31, 2025. “In our first full year as a standalone public company, we made significant progress in building a sustainable, real estate-driven hospitality and entertainment platform. We strengthened our financial performance, celebrated a championship season with the Las Vegas Aviators, and leased or programmed over 150,000 square feet to category-defining partners such as Meow Wolf,” said Matt Partridge, President and Chief Executive Officer of Seaport Entertainment Group. “We’ve carried this momentum into 2026 with the sale of 250 Water Street and the repositioning of the Tin Building with the globally recognized Balloon Museum. As our vision for the Company and its assets continues to take shape, we believe we are well-positioned to create lasting value for the community, other stakeholders, and our shareholders.” Recent Updates ▪ Executed a five-year lease with Lux Entertainment, an internationally recognized producer of cultural experiences, to open its U.S. flagship of the award-winning interactive contemporary art experience, Balloon Museum in the Tin Building. The art exhibition will replace the former Tin Building by Jean-Georges food and beverage operation, with an anticipated opening in summer 2026. ▪ Closed on the sale of the 250 Water Street development site for $143.0 million in February 2026, resulting in net proceeds of approximately $76.1 million. ▪ Our Board of Directors authorized a new stock repurchase program in February 2026. Under the new program, the Company may purchase up to $50.0 million of the company’s outstanding common stock, as market conditions warrant. No repurchases have been made pursuant to the program. ▪ Our Board of Directors has authorized the filing of a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). If and when declared effective by the SEC, the Shelf Registration Statement will allow the Company to offer and sell up to an aggregate of $150.0 million of securities. Select Fourth Quarter 2025 Results ▪ Signed a 10-year management and lease agreement with a renowned Brooklyn-based arts, culture, and hospitality concept to occupy approximately 11,000 square feet in the historic Cobblestones. The new concept will be announced in the coming months and is expected to open in early 2027. ▪ Announced plans to open Sadie’s, an approachable all-day New American neighborhood restaurant occupying approximately 7,000 square feet in the historic Cobblestones. Opening in spring 2026, the concept will feature an expansive outdoor bar and patio seating, along with regular community programming and events. ▪ Established plans to expand the previously announced purpose-built event space in Pier 17 to approximately 41,000 square feet across three floors with capacity for up to 1,500 guests and panoramic views of the Brooklyn Bridge, East River, and the Manhattan and Brooklyn skylines.

- Q4 2025 Net Loss Attributable to Common Stockholders decreased 11.4% year-over-year to ($36.9) million and, on a per share basis, decreased 20.4% year-over-year to ($2.89) per basic and diluted share.
- Q4 2025 Non-GAAP Adjusted Net Loss Attributable to Common Stockholders decreased 8.9% year-over-year to ($17.5) million and, on a per share basis, decreased 18.0% to ($1.37) per basic and diluted share.

Select Full Year 2025 Results

- During 2025, leased, programmed, or established development plans for over 153,000 square feet of space to achieve 90% leased and programmed occupancy within the Seaport neighborhood.
- The Las Vegas Aviators, the Triple-A Minor League Baseball Affiliate of the Athletics, won the Pacific Coast League (PCL) Championship, the franchise's first PCL title since 1988 and went on to host and compete in the MiLB Triple-A National Championship Game.
- Hosted large-scale events in the Seaport neighborhood including the Macy's 4th of July Fireworks® and New York City Wine & Food Festival.
- Uplisted to the NYSE from the NYSE American and was added to the Russell 2000 Index and Russell Microcap Index.
- Appointed Matt Partridge as President and Chief Executive Officer and Lenah Elaiwat as Executive Vice President, Chief Financial Officer and Treasurer.
- 2025 Net Loss Attributable to Common Stockholders improved 23.8% year-over-year to ($116.7) million and, on a per share basis, improved 45.4% year-over-year to ($9.18) per basic and diluted share.
- 2025 Non-GAAP Adjusted Net Loss Attributable to Common Stockholders improved 49.2% year-over-year to ($54.1) million and, on a per share basis, improved 63.6% year-over-year to ($4.26) per basic and diluted share.

Quarterly Results

The table below provides a summary of the Company's unaudited consolidated and combined operating and financial results for the three months ended December 31, 2025 and December 31, 2024:

		For the Three Months Ended December 31, 2025		For the Three Months Ended December 31, 2024		*Variance to Comparable Period in Prior Year*	
Total revenues[1]	$	29,488	$	22,612	*$*	*6,876*	*30.4%*
Net loss	$	(36,516)	$	(41,276)	*$*	*4,760*	*11.5%*
Net loss attributable to common stockholders	$	(36,866)	$	(41,626)	*$*	*4,760*	*11.4%*
Net loss attributable to common stockholders per share	$	(2.89)	$	(3.63)	*$*	*0.74*	*20.4%*
Non-GAAP Adjusted Net Loss Attributable to Common Stockholders[2]	$	(17,475)	$	(19,189)	*$*	*1,714*	*8.9%*
Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share[2]	$	(1.37)	$	(1.67)	*$*	*0.30*	*18.0%*

Note: $ in thousands, except per share data.

[1] Period-over-period total revenues comparability was impacted by the consolidation of the Tin Building by Jean-Georges as of January 1, 2025. In 2024, the Tin Building by Jean-Georges was an unconsolidated joint venture accounted for under the equity method in equity in earnings (losses) from unconsolidated ventures within our Statements of Operations.

2 See the “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss Attributable to Common Stockholders” sections in this press release for a discussion and reconciliation of net loss attributable to common stockholders to non-GAAP financial measures, including Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share. Full Year Results The table below provides a summary of the Company’s consolidated and combined operating and financial results for the years ended December 31, 2025 and December 31, 2024: Year Ended December 31, 2025 Year Ended December 31, 2024 Variance to Comparable Period in Prior Year Total revenues1 $ 130,408 $ 110,223 $ 20,185 18.3% Net loss $ (115,342) $ (152,625) $ 37,283 24.4% Net loss attributable to common stockholders $ (116,742) $ (153,212) $ 36,470 23.8% Net loss attributable to common stockholders per share $ (9.18) $ (16.82) $ 7.64 45.4% Non-GAAP Adjusted Net Loss Attributable to Common Stockholders2 $ (54,128) $ (106,598) $ 52,470 49.2% Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share2 $ (4.26) $ (11.70) $ 7.44 63.6% Note: $ in thousands, except per share data. 1 Period-over-period total revenues comparability was impacted by the consolidation of the Tin Building by Jean-Georges as of January 1, 2025. In 2024, the Tin Building by Jean-Georges was an unconsolidated joint venture accounted for under the equity method in equity in earnings (losses) from unconsolidated ventures within our Statements of Operations. 2 The Company’s Non-GAAP measures being presented are unaudited. See the “Non-GAAP Financial Measures” and “Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss Attributable to Common Stockholders” sections in this press release for a discussion and reconciliation of net loss attributable to common stockholders to non-GAAP financial measures, including Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share. Balance Sheet As of December 31, 2025, the Company had $87.4 million in cash, cash equivalents and restricted cash and $100.4 million of consolidated debt outstanding at an effective weighted-average interest rate of 6.95%. As of December 31, 2025, 39% of the Company’s consolidated debt was fixed at a weighted-average interest rate of 4.9% and the remaining 61% of the Company’s consolidated debt was floating at a weighted-average interest rate of 10.8% before the effects of the Company’s total return swap, which reduces the effective rate of the floating rate debt to 8.3%. Additionally, 100% of the Company’s outstanding debt is asset-specific, secured debt, and the weighted-average maturity of the Company’s consolidated debt is approximately 7.2 years. Subsequent to year-end 2025, the Company repaid its variable rate debt in connection with the sale of the 250 Water Street development site and no longer has any meaningful debt maturities until 2038. Investor Conference Call and Webcast The Company will host a conference call to present its fourth quarter and full year 2025 results on Thursday, March 5, 2026, at 8:30 AM ET. A live audio webcast of the conference call will be available in listen-only mode through the “Investors” section of the Company’s website at www.seaportentertainment.com. We encourage participants to log in ten minutes prior to the scheduled start time to register. A replay of the audio webcast will be available on the Company’s website shortly after the conclusion of the call and until March 19, 2026.

To dial into the Telephone Conference Call: Domestic: 1-877-407-3982 International: 1-201-493-6780 Conference Call Playback: Domestic: 1-844-512-2921 International: 1-412-317-6671 Passcode: 13758640 About Seaport Entertainment Group Seaport Entertainment Group (NYSE: SEG) is a premier entertainment and hospitality company formed to own, operate, and develop a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality. For more information, please visit www.seaportentertainment.com. Safe Harbor and Forward-Looking Statements This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to macroeconomic conditions; risks related to the impact of tariffs and global trade disruptions on us and our tenants, including the impact on inflation, interest rates, supply chains and consumer sentiment and spending; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the availability of debt and equity capital; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties and operations in New York City and the Las Vegas area; social, political and economic instability, unrest and other circumstances beyond the Company’s control which could adversely affect the Company’s business operations; adverse changes in laws or regulations governing the Company’s operation, changes in the interpretation thereof, or newly enacted laws or regulations could require changes to the Company’s business practices, adversely impact the Company’s revenues and/or impose additional costs on the Company ; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; losses that are not insured or that excess the applicable insurance limits; risks related to the disruption or failure of information technology networks and related systems – both the Company’s and those operated and managed by third parties; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property and inability to successfully attract desirable strategic partners, including joint venture partners; risks related to the concentration of ownership of the Company’s common stock by Pershing Square; risks related to the Company’s separation from, and relationship with, Howard Hughes Holdings Inc. (“Howard Hughes”); and the other factors detailed in the Company’s filings with the SEC. Forward-looking statements speak only as of the date of this press release. The Company is under no obligation to publicly update or revise and forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share, each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they provide a meaningful supplement to the Company’s operating performance and period-over-period changes without regard to certain potential distortions or certain non-cash items. Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements. Accordingly, they should not be considered alternatives to net loss as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. To derive Non-GAAP Adjusted Net Loss Attributable to Common Stockholders, GAAP net loss attributable to common stockholders is adjusted to exclude depreciation and amortization, as well as gains and losses from the sale of assets, gains or losses on extinguishment of debt, and provision for impairment, and these adjustments include the pro rata share of such adjustments of unconsolidated subsidiaries. Additionally, adjustments are made for non-cash revenues and expenses such as straight-line rental revenue and expenses, amortization of above- and below-market lease related intangibles, and non-cash compensation; other non-recurring items such as termination fees, leadership transition costs, corporate restructuring costs incurred since separating from Howard Hughes, and legal settlements; and certain capitalized items such as capitalized interest. Please see the reconciliation table provided in this press release for a reconciliation of Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share to the most directly comparable GAAP measure of net loss. Availability of Information on SEG’s Website and Social Media Channels Investors and others should note that SEG routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the SEG Investor Relations website. The Company uses these channels as well as social media channels (e.g., LinkedIn www.linkedin.com/company/new-york-seaportentertainment) as a means of disclosing information about the Company's business to our customers, employees, investors, and the public. While not all of the information that the Company posts to the SEG Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in SEG to review the information that it shares through its website and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Email Alerts" in the "Resources" section of the

SEG Investor Relations website at https://ir.seaportentertainment.com/resources/email-alerts. The contents of these websites are not incorporated by reference into this press release or any report or document SEG files with the SEC, and any references to the websites are intended to be inactive textual references only. Contacts: Investor Relations: Seaport Entertainment Group Inc. T: (212) 732-8257 ir@seaportentertainment.com Media Relations: media@seaportentertainment.com

Seaport Entertainment Group Inc. Consolidated Balance Sheets (in thousands, except par value amounts) December 31, 2025 December 31, 2024 ASSETS Buildings and equipment $ 537,243 $ 522,667 Less: accumulated depreciation (225,662) (215,484) Land 9,497 9,497 Developments — 146,461 Net investment in real estate 321,078 463,141 Assets held for sale 137,441 — Investments in unconsolidated ventures 16,676 28,326 Cash and cash equivalents 77,808 165,667 Restricted cash 9,586 2,178 Accounts receivable, net 7,149 5,246 Deferred expenses, net 3,539 4,515 Operating lease right-of-use assets, net 45,102 38,682 Other assets, net 31,743 35,801 Total assets $ 650,122 $ 743,556 LIABILITIES Mortgages payable, net $ 38,348 $ 101,593 Mortgages payable related to assets held for sale 61,300 — Operating lease obligations 56,527 47,470 Accounts payable and other liabilities 27,540 23,111 Total liabilities 183,715 172,174 EQUITY Preferred stock, $0.01 par value, 20,000 shares authorized, none issued or outstanding — — Common stock, $0.01 par value, 480,000 shares authorized, 12,777 issued and outstanding as of December 31, 2025, and 12,708 issued and outstanding issued or outstanding as of December 31, 2024 128 127 Additional paid in capital 624,781 613,015 Accumulated deficit (168,402) (51,660) Total Stockholders' equity 456,507 561,482 Noncontrolling interest in subsidiary 9,900 9,900 Total equity 466,407 571,382 Total liabilities and equity $ 650,122 $ 743,556

Seaport Entertainment Group Inc.

Consolidated and Combined Statements of Operations

(in thousands, except per share amounts)

	(unaudited) Three months ended December 31, 2025	(unaudited) Three months ended December 31, 2024	Years ended December 31, 2025	Years ended December 31, 2024
REVENUES				
Hospitality revenue	$ 12,221	$ 7,912	$ 51,736	$ 29,995
Entertainment revenue	12,534	7,468	58,802	51,428
Rental revenue	4,102	6,728	17,737	26,718
Other revenue	631	504	2,133	2,082
Total revenues	**29,488**	**22,612**	**130,408**	**110,223**
EXPENSES				
Hospitality costs	17,746	10,031	71,252	35,252
Entertainment costs	14,466	9,811	57,109	50,788
Operating costs	8,228	6,731	31,384	35,044
General and administrative	6,780	9,783	42,785	63,269
Depreciation and amortization	10,587	13,684	32,190	34,785
Total expenses	**57,807**	**50,040**	**234,720**	**219,138**
OTHER				
Loss on assets held for sale	(7,049)	—	(11,037)	—
Other income (loss), net	(176)	2,014	(2,802)	6,729
Total other	(7,225)	2,014	(13,839)	6,729
Operating income (loss)	(35,544)	(25,414)	(118,151)	(102,186)
Interest income (expense)	(1,211)	2,138	456	(6,751)
Equity earnings (losses) from unconsolidated ventures	239	(18,000)	2,353	(42,125)
Loss on extinguishment of debt	—	—	—	(1,563)
Income (loss) before income taxes	(36,516)	(41,276)	(115,342)	(152,625)
Income tax expense (benefit)	—	—	—	—
Net loss	**(36,516)**	**(41,276)**	**(115,342)**	**(152,625)**
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(1,400)	(587)
Net loss attributable to common stockholders	**$ (36,866)**	**$ (41,626)**	**$ (116,742)**	**$ (153,212)**
Total weighted average shares				
Basic	12,764	11,474	12,719	9,108
Diluted	12,764	11,474	12,719	9,108
Earnings (loss) per share attributable to common shareholders				
Basic	$ (2.89)	$ (3.63)	$ (9.18)	$ (16.82)
Diluted	$ (2.89)	$ (3.63)	$ (9.18)	$ (16.82)

Seaport Entertainment Group Inc. Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss Attributable to Common Stockholders (in thousands, except per share amounts) (Unaudited) Three months ended December 31, Years ended December 31, 2025 2024 2025 2024 Net loss $ (36,516) $ (41,276) $ (115,342) $ (152,625) Preferred distributions to noncontrolling interest in subsidiary (350) (350) (1,400) (587) Net loss attributable to common stockholders (36,866) (41,626) (116,742) (153,212) Adjustments: Depreciation and amortization 10,891 14,628 33,804 39,320 Provision for impairment — 10,000 — 10,000 Lease Termination Fee Income (570) — (1,760) — Non-cash compensation 1,063 2,254 6,501 3,212 Straight line rent, net 782 529 2,190 2,876 Capitalized interest — (2,960) (4,193) (3,628) Leadership transition costs — — 12,233 — Loss on assets held for sale 7,049 — 11,037 — Loss on early extinguishment of debt — — — 1,563 Other (income) loss 176 (2,014) 2,802 (6,729) Non-GAAP adjusted net loss attributable to common stockholders (17,475) (19,189) (54,128) (106,598) Total weighted average shares Basic 12,764 11,474 12,719 9,108 Diluted 12,764 11,474 12,719 9,108 Non-GAAP adjusted net loss attributable to common stockholders per share Basic $ (1.37) $ (1.67) $ (4.26) $ (11.70) Diluted $ (1.37) $ (1.67) $ (4.26) $ (11.70)

Common stock outstanding 12,777 Period ending common stock price $19.77 Common equity market capitalization $252,601 Series A Preferred Equity outstanding 10 Per share liquidation preference of Series A Preferred Equity $1,000.00 Liquidation preference of Series A Preferred Equity outstanding $10,000 Total debt outstanding $100,390 Total capitalization $362,991 Cash, restricted cash, and cash equivalents $87,394 Total enterprise value $275,597 Capitalization 12 Notes: As of December 31, 2025. $ and shares outstanding in thousands, except per share data.

Debt Summary 13 Debt Outstanding Face Value Maturity Date Interest Rate Type 250 Water Street loan1 $61,300 July 2029 7.0% + SOFR2 Floating Las Vegas Ballpark loan 39,090 December 2038 4.9% Fixed Total / Weighted Average $100,390 7.2 years Fixed Rate vs. Variable Rate Debt Face Value % of Total Fixed rate debt $39,090 39% Variable rate debt 61,300 61% Total / Weighted Average $100,390 100% Leverage Metrics Face value of debt outstanding $100,390 Cash, restricted cash, and cash equivalents (87,394) Net debt $12,996 Total enterprise value $275,597 Net debt to total enterprise value 4.7% Total assets, less cash, restricted cash, and cash equivalents $562,727 Net debt to total assets, less cash, restricted cash, and cash equivalents 2.3% Notes: As of December 31, 2025. $ in thousands. 1 In February 2026, the Company completed the sale of 250 Water Street and paid off the 250 Water Street loan of $61.3 million. 2 The Company has a total return swap with the lender in connection with its variable-rate debt. At December 31, 2025, the assumed rate of the indebtedness associated with the variable-rate debt obligation is based on SOFR + 4.5%, which is the combination of the interest rates on two instruments: (i) the variable-rate debt obligation, pursuant to which the Company is obligated to pay the lender an amount equal to SOFR + 7.0%, and (ii) the total return swap, pursuant to which the Company is entitled to receive 2.5% from the lender. The cash flows from this total return swap do not vary based on any underlying variable and there is no net settlement.

Debt Maturities 14 Year Face Value % of Debt Maturing Cumulative % of Debt Maturing Weighted Average Effective Interest Rate 2025 $ − − % − % − % 2026 − − % − % − % 2027 − − % − % − % 2028 − − % − % − % 2029 61,3001 61% 61% 8.3%2 2030 − − % − % − % ↓ ↓ ↓ ↓ ↓ 2038 39,090 39% 100% 4.9% 2039 − − % − % − % 2040 − − % − % − % Total / Weighted Average $100,390 100% 100% 7.0% Notes: As of December 31, 2025. $ in thousands. 1 In February 2026, the Company completed the sale of 250 Water Street and paid off the 250 Water Street loan of $61.3 million. 2 The Company has a total return swap with the lender in connection with its variable-rate debt. At December 31, 2025, the assumed rate of the indebtedness associated with the variable-rate debt obligation is based on SOFR + 4.5%, which is the combination of the interest rates on two instruments: (i) the variable-rate debt obligation, pursuant to which the Company is obligated to pay the lender an amount equal to SOFR + 7.0%, and (ii) the total return swap, pursuant to which the Company is entitled to receive 2.5% from the lender. The cash flows from this total return swap do not vary based on any underlying variable and there is no net settlement.

CAPITAL INVESTMENTS

INVESTMENT IN PREVIOUSLY OCCUPIED SPACE	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Capital expenditures	$1,384	$166	$136	$9	**$1,695**
Tenant improvement allowance	258	518	–	–	**776**
Leasing commissions	–	–	–	–	**–**
Total	**$1,642**	**$684**	**$136**	**$9**	**$2,471**

INVESTMENT IN INHERITED VACANCY	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Capital expenditures	$105	$980	$776	$1,907	**$3,768**
Tenant improvement allowance	5,308	16	–	–	**5,324**
Leasing commissions	5,850	–	–	–	**5,850**
Total	**$11,263**	**$996**	**$776**	**$1,907**	**$14,942**

OTHER CAPITAL INVESTMENTS	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Property improvement/repositioning costs	$1,443	$1,896	$1,531	$233	**$5,103**
Development project costs	1,411	2,499	1,838	–	**5,748**
Maintenance capital investments	712	589	524	675	**2,500**
Total	**$3,566**	**$4,984**	**$3,893**	**$908**	**$13,351**

TOTAL CAPITAL INVESTMENTS	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Capital expenditures	$5,055	$6,130	$4,805	$2,824	**$18,814**
Tenant improvement allowance	5,566	534	–	–	**6,100**
Leasing commissions	5,850	–	–	–	**5,850**
Total	**$16,471**	**$6,664**	**$4,805**	**$2,824**	**$30,764**

SEAPORT ENTERTAINMENT GROUP

Notes: $ in thousands.

15

PORTFOLIO SUMMARY

		USE TYPE	RENTABLE SQUARE FEET/ UNITS/ CAPACITY/OWNERSHIP INTEREST
THE SEAPORT NYC / THE ROOFTOP AT PIER 17 / 85 SOUTH STREET	SEAPORT NEIGHBORHOOD[1,2]	Mixed-Use	480,000 Rentable Square Feet
		Music Venue	3,500-Person Capacity Concert Venue
		Multifamily	21 Multifamily Units
LAS VEGAS BALLPARK	LAS VEGAS BALLPARK	Baseball Stadium	10,000-Person Capacity Stadium
LAS VEGAS AVIATORS	LAS VEGAS AVIATORS	Triple-A MiLB Team	100% Ownership
JEAN-GEORGES	JEAN-GEORGES RESTAURANTS	Restaurant Group	25% Ownership
FASHION SHOW LAS VEGAS	FASHION SHOW MALL AIR RIGHTS	Development Rights	Ownership Interest in and to 80%

Note: As of December 31, 2025.

1 Seaport Neighborhood includes the following buildings: Fulton Market Building, Schermerhorn Row, One Seaport Plaza, Museum Block, Seaport Translux, 117 Beekman, John Street Service Building, 85 South Street, and the Tin Building.

2 In addition to the existing square feet and units of the Seaport Neighborhood, as of December 31, 2025, the Company owned 250 Water Street, a development site zoned for 547,000 square feet of market rate and affordable housing, office, retail and community-oriented gathering space. Subsequent to year end, the company completed the sale of 250 Water Street.

SEAPORT ENTERTAINMENT GROUP

16

SEAPORT NYC DETAIL

ASSET	NOTABLE TENANTS/CONCEPTS	USE TYPE	LEASABLE SQUARE FEET	IN-PLACE OCCUPANCY	LEASED/PROGRAMMED OCCUPANCY
One Seaport Plaza	Black Gotham Experience	Retail	24,460	8%	8%
Schermerhorn Row	McNally Jackson, Fulton Stall Market, HIIT the Deck Boxing, Made with Maum, Cork	Retail	28,727	73%	78%
Translux	New Agreement (Tenant to be Announced)	Retail	9,513	– %	68%
Museum Block	Willett's NYC, Sadie's	Mixed-Use	23,599	1%	84%
Fulton Market Building	Lawn Club, IPIC, Alexander Wang	Mixed-Use	115,029	100%	100%
John Street Service Building	Cool Sips	Retail	225	100%	100%
117 Beekman	N/A	Retail	3,699	– %	– %
Total Cobblestones & Other			205,252	67%	81%
Pier 17[1]	The Rooftop at Pier 17, GITANO NYC, The Fulton, Malibu Farm, Carne Mare, Meow Wolf (Future Opening), Event Space (Future Opening), Flanker Kitchen + Sports Bar (Future Opening)	Mixed-Use	215,789	34%	99%
85 South Street	N/A	Multifamily	5,522 + 21 units	– %	– %
Tin Building[2]	Balloon Museum (Future Opening)	Experiential	53,783	100%	100%
250 Water Street[3]	Development site	Mixed-Use	N/A	N/A	N/A
Total Seaport Neighborhood			**480,346 + 21 units**	**55%**	**90%**

Note: For the quarter ended December 31, 2025. $ in thousands. Any differences a result of rounding.

1 Square footage and leased or programmed occupancy for Pier 17 does not include The Rooftop at Pier 17 concert venue.

2 In February 2026, the Company entered into a lease with Lux Entertainment, a contemporary art experience producer, to open its U.S. flagship location of the Balloon Museum in the Tin Building.

3 In February 2026, the Company closed on the sale of 250 Water Street.

SEAPORT ENTERTAINMENT GROUP

17

SEAPORT NYC LEASING OR PROGRAMMING ACTIVITY

TENANT/CONCEPT	PROPERTY	TENANT TYPE	STRUCTURE[1]	EXPECTED OPENING DATE	SQUARE FEET
2024					
GITANO NYC	Pier 17	Food & Beverage	License to Lease	Q2 2025	13,605
2025					
Meow Wolf	Pier 17	Entertainment	Lease	Q4 2027	74,497
Willett's NYC	Museum Block	Food & Beverage	Lease	Q3 2026	4,478
Cork	Schermerhorn Row	Food & Beverage	Lease	Q2 2026	1,442
Flanker Kitchen + Sports Bar	Pier 17	Food & Beverage	License	Q3 2026/Q4 2026	14,191
Sadie's	Museum Block	Food & Beverage	Operating	Q2 2026	7,041
New Agreement (Tenant to be Announced)	Museum Block / Translux	Cultural/Food & Beverage	License	Q4 2026/Q1 2027	10,547
Event Space	Pier 17	Rental/Food & Beverage	Operating	TBD	41,202
2026					
Balloon Museum	Tin Building	Experiential	Lease	Q3 2026	53,783
Total Leased or Programmed[1] Additions					**220,786**

The Total Consolidated Annual Pro Forma EBITDA[2] is approximately $32.3 million

Note: Any differences a result of rounding.

1 Leased or programmed spaces include: spaces occupied under a lease agreement with a third-party lessee; spaces where the Company operates a venue under a wholly owned concept or brand, or via a licensed concept, brand, and/or certain other contractual services where the Company is the lessor of the space, and spaces where the Company engages a third party to operate a venue under a wholly owned concept or brand, or via a licensed concept, brand, and/or certain other contractual services where the Company is the lessor of the space.

2 Total Consolidated Annual Pro Forma EBITDA is estimated to include the Year 1 rent, Year 1 additional rent for reimbursement of common area operating expenses, certain projected Year 1 percentage rent, and/or Year 1 projected operating EBITDA for the leases or operating businesses listed in the Leasing or Programming Activity table above, in addition to the projected impact from the executed Tin Building lease agreement as of February 2026 as well as the impact from the closure of Malibu Farm. Total Consolidated Annual Pro Forma EBITDA further removes the annualized effect of rental revenue related to the Nike and ESPN leases in Pier 17, due to Nike exercising their early termination option in Q2 2025, and ESPN entering into a termination agreement in Q3 2025.

SEAPORT ENTERTAINMENT GROUP
18

SEAPORT NYC OPERATING STATISTICS

EBITDA PER SQUARE FOOT[1]	Q1 2025	Q2 2025	Q3 2025	Q4 2025[3]	2025
Cobblestones & Other	($5.21)	($0.32)	($2.06)	($3.58)	**($11.17)**
Pier 17	($28.52)	($2.98)	($4.14)	($17.96)	**($53.60)**
85 South Street	($0.47)	$0.84	$0.81	($0.79)	**$0.39**
Tin Building by Jean-Georges	($106.99)	($67.91)	($70.28)	($84.95)	**($330.13)**
Total	**($25.04)**	**($8.21)**	**($9.62)**	**($17.70)**	**($60.57)**

SAME-STORE CHANGE IN FOOD & BEVERAGE REVENUE[2]	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Managed Restaurants & Venues	2.1%	11.6%	17.7%	(14.4%)	**7.1%**
Tin Building by Jean-Georges	(23.9%)	(17.1%)	(15.6%)	(26.6%)	**(20.6%)**
Total Same-Store Seaport NYC Hospitality	**(11.9%)**	**1.1%**	**7.8%**	**(19.6%)**	**(3.5%)**

TOTAL CHANGE IN FOOD & BEVERAGE REVENUE[2]	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Managed Restaurants & Venues	4.6%	11.6%	17.9%	(1.1%)	**10.0%**
Tin Building by Jean-Georges	(33.0%)	(28.2%)	(27.5%)	(33.9%)	**(30.5%)**
Total Seaport NYC Hospitality	**(16.2%)**	**(4.3%)**	**2.9%**	**(14.6%)**	**(6.4%)**

Note: $ in thousands. Any differences a result of rounding.

1 Total Seaport Neighborhood EBITDA Per Square Foot does not include the effects of the Company's investment in Jean-Georges Restaurants and the Las Vegas Aviators/Las Vegas Ballpark.

2 Seaport NYC Hospitality Food & Beverage sales includes the effects of unconsolidated venues, including the Lawn Club, but does not include any impact from our investment in Jean-Georges Restaurants.

3 Q4 2025 EBITDA Per Square Foot is calculated using the updated square footages reported in this Q4 2025 Supplemental.

SEAPORT ENTERTAINMENT GROUP
19

2025 STATEMENT OF OPERATIONS

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Hospitality revenue	$7,735	$15,177	$16,603	$12,221	$51,736
Entertainment revenue	4,209	19,908	22,151	12,534	58,802
Rental revenue	3,789	4,232	5,614	4,102	17,737
Other revenue	336	484	682	631	2,133
Total revenues	**$16,069**	**$39,801**	**$45,050**	**$29,488**	**$130,408**
Hospitality costs	15,742	17,845	19,919	17,746	71,252
Entertainment costs	7,077	15,281	20,285	14,466	57,109
Operating costs	8,079	7,684	7,393	8,228	31,384
General & administrative expense	9,782	8,291	17,932	6,780	42,785
Depreciation and amortization	8,091	6,581	6,931	10,587	32,190
Total expenses	**48,771**	**55,682**	**72,460**	**57,807**	**234,720**
Loss on assets held for sale	–	–	(3,988)	(7,049)	(11,037)
Other income, net	–	(126)	(2,500)	(176)	(2,802)
Total other	–	**(126)**	**(6,488)**	**(7,225)**	**(13,839)**
Operating loss	**(32,702)**	**(16,007)**	**(33,898)**	**(35,544)**	**(118,151)**
Interest income (expense)	994	801	(128)	(1,211)	456
Equity in earnings (losses) from unconsolidated ventures	170	782	1,162	239	2,353
Net loss	**(31,538)**	**(14,424)**	**(32,864)**	**(36,516)**	**(115,342)**
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(350)	(350)	(1,400)
Net loss attributable to common stockholders	**($31,888)**	**($14,774)**	**($33,214)**	**($36,866)**	**($116,742)**

SEAPORT ENTERTAINMENT GROUP

Note: $ in thousands. Any differences are a result of rounding.

20

2024 PRO FORMA[1] STATEMENT OF OPERATIONS

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2024
Hospitality revenue	$10,732	$17,804	$17,242	$15,942	$61,720
Entertainment revenue	3,564	17,153	23,243	7,468	51,428
Rental revenue	3,684	3,831	3,595	3,604	14,714
Other revenue	333	650	594	504	2,081
Total revenues	**$18,313**	**$39,438**	**$44,674**	**$27,518**	**$129,943**
Hospitality costs	19,025	21,757	21,747	22,803	85,332
Entertainment costs	6,381	14,925	19,671	9,811	50,788
Operating costs	8,563	10,375	9,375	6,731	35,044
General & administrative expense	16,554	18,613	18,319	9,783	63,269
Depreciation and amortization	8,722	5,989	8,353	14,360	37,424
Total expenses	**59,245**	**71,659**	**77,465**	**63,488**	**271,857**
Other income, net	8	(91)	4,798	2,014	6,729
Total other	**8**	**(91)**	**4,798**	**2,014**	**6,729**
Operating loss	**(40,924)**	**(32,312)**	**(27,993)**	**(33,956)**	**(135,185)**
Interest income (expense)	(2,546)	(3,210)	(3,133)	2,138	(6,751)
Equity in earnings (losses) from unconsolidated ventures	(608)	525	415	(9,458)	(9,126)
Loss on early extinguishment of debt	–	–	(1,563)	–	(1,563)
Net loss	**(44,078)**	**(34,997)**	**(32,274)**	**(41,276)**	**(152,625)**
Preferred distributions to noncontrolling interest in subsidiary	–	–	(237)	(350)	(587)
Net loss attributable to common stockholders	**($44,078)**	**($34,997)**	**($32,511)**	**($41,626)**	**($153,212)**

SEAPORT ENTERTAINMENT GROUP

Note: $ in thousands. Any differences a result of rounding.

[1] Pro Forma 2024 includes the financial results of the Tin Building by Jean-Georges as a consolidated operation to allow for comparable year-over-year variances in consideration of the Tin Building by Jean-Georges being consolidated in 2025.

21

PRO FORMA[1] STATEMENT OF OPERATIONS YOY CHANGE

	Q1 '25 – '24	Q2 '25 – '24	Q3 '25 – '24	Q4 '25 – '24	2025 VS. 2024
Hospitality revenue	($2,997)	($2,627)	($639)	($3,721)	($9,984)
Entertainment revenue	645	2,755	(1,092)	5,066	7,374
Rental revenue	105	401	2,019	498	3,023
Other revenue	3	(166)	88	127	52
Total revenues	**($2,244)**	**$363**	**$376**	**$1,970**	**$465**
Hospitality costs	3,283	(3,912)	(1,828)	(5,057)	(14,080)
Entertainment costs	696	356	614	4,655	6,321
Operating costs	(484)	(2,691)	(1,982)	1,497	(3,660)
General & administrative expense	(6,772)	(10,322)	(387)	(3,003)	(20,484)
Depreciation and amortization	(631)	592	(1,422)	(3,773)	(5,234)
Total expenses	**(10,474)**	**(15,977)**	**(5,005)**	**(5,681)**	**(37,137)**
Loss on assets held for sale	–	–	(3,988)	(7,049)	(11,037)
Other income, net	(8)	(35)	(7,298)	(2,190)	(9,531)
Total other	**(8)**	**(35)**	**(11,286)**	**(9,239)**	**(20,568)**
Operating loss	**8,222**	**16,305**	**(5,905)**	**(1,588)**	**17,034**
Interest income (expense)	3,540	4,011	3,005	(3,349)	7,207
Equity in earnings (losses) from unconsolidated ventures	778	257	747	9,697	11,479
Loss on early extinguishment of debt	–	–	1,563	–	1,563
Net loss	**12,540**	**20,573**	**(590)**	**4,760**	**37,283**
Preferred distributions to noncontrolling interest in subsidiary	(350)	(350)	(113)	–	(813)
Net loss attributable to common stockholders	**$12,190**	**$20,223**	**($703)**	**$4,760**	**$36,470**

SEAPORT ENTERTAINMENT GROUP

Note: $ in thousands. Any differences a result of rounding.

[1] Pro Forma 2024 includes the financial results of the Tin Building by Jean-Georges as a consolidated operation to allow for comparable year-over-year variances in consideration of the Tin Building by Jean-Georges being consolidated in 2025.

22

Q4 2025 Segment Adjusted EBITDA Note: $ in thousands. Any differences a result of rounding. 23 Hospitality Entertainment Landlord Operations OTHER Q4 2025 Total revenues $12,264 $12,596 $9,673 $223 $34,756 Hospitality costs (22,769) − − − (22,769) Entertainment costs − (14,506) − − (14,506) Operating costs − − (8,285) − (8,285) Total operating expenses (22,769) (14,506) (8,285) − (45,560) Loss on assets held for sale − − (7,049) − (7,049) Other income (loss), net (51) − (125) − (176) Equity in earnings (losses) from unconsolidated ventures 239 − − − 239 Segment Adjusted EBITDA (10,317) (1,910) (5,786) 223 (17,790) Intercompany eliminations 5,000 (24) (4,981) (143) (148) Consolidated Segment Adjusted EBITDA ($5,317) ($1,934) ($10,767) $80 ($17,938) Depreciation and amortization (10,587) Interest income (expense) (1,211) Loss on early extinguishment of debt − General and administrative expense (6,780) Net loss (36,516) Preferred distributions to noncontrolling interest in subsidiary (350) Net loss attributable to common stockholders ($36,886)

Q4 2024 Pro Forma1 Segment Adjusted EBITDA 24 Hospitality Entertainment Landlord Operations OTHER Q4 2024 Total revenues $15,941 $7,468 $8,822 − $32,231 Hospitality costs (27,516) − − − (27,516) Entertainment costs − (9,811) − − (9,811) Operating costs − − (6,731) − (6,731) Total operating expenses (27,516) (9,811) (6,731) − (44,058) Loss on assets held for sale − − − − − Other income (loss), net 15 (1) 2,000 − 2,014 Equity in earnings (losses) from unconsolidated ventures (9,458) − − − (9,458) Segment Adjusted EBITDA (21,018) (2,344) 4,091 − (19,271) Intercompany eliminations 4,713 − (4,713) − − Consolidated Segment Adjusted EBITDA ($16,305) ($2,344) ($622) − ($19,271) Depreciation and amortization (14,360) Interest income (expense) 2,138 Loss on early extinguishment of debt − General and administrative expense (9,783) Net loss (41,276) Preferred distributions to noncontrolling interest in subsidiary (350) Net loss attributable to common stockholders ($41,626) Note: $ in thousands. Any differences a result of rounding. 1 Pro Forma 2024 includes the financial results of the Tin Building by Jean-Georges as a consolidated operation to allow for comparable year-over-year variances in consideration of the Tin Building by Jean-Georges being consolidated in 2025.

Pro Forma1 Segment Adjusted EBITDA YoY Change 25 Hospitality Entertainment Landlord Operations OTHER Q4 2025 vs. Q4 2024 Total revenues ($3,677) $5,128 $851 $223 $2,525 Hospitality costs $4,747 − − − 4,747 Entertainment costs − (4,695) − − (4,694) Operating costs − − (1,554) − (1,554) Total operating expenses $4,747 (4,695) (1,554) − ($1,502) Loss on assets held for sale − − (7,049) − (7,049) Other income (loss), net (66) 1 (2,125) − (2,190) Equity in earnings (losses) from unconsolidated ventures 9,697 − − − 9,697 Segment Adjusted EBITDA 10,701 434 (9,877) 223 $1,481 Intercompany eliminations 287 (24) (268) (143) (148) Consolidated Segment Adjusted EBITDA $10,988 $410 ($10,145) $80 $1,333 Depreciation and amortization 3,773 Interest income (expense) (3,349) Loss on early extinguishment of debt − General and administrative expense 3,003 Net loss 4,760 Preferred distributions to noncontrolling interest in subsidiary − Net loss attributable to common stockholders $4,740 Note: $ in thousands. Any differences a result of rounding. 1 Pro Forma 2024 includes the financial results of the Tin Building by Jean-Georges as a consolidated operation to allow for comparable year-over-year variances in consideration of the Tin Building by Jean-Georges being consolidated in 2025.

2025 Segment Adjusted EBITDA Note: $ in thousands. Any differences a result of rounding. 26 Hospitality Entertainment Landlord Operations OTHER 2025 Total revenues $51,890 $59,447 $37,263 $544 $149,144 Hospitality costs (89,325) − − − (89,325) Entertainment costs − (57,526) − − (57,526) Operating costs − − (31,613) − (31,613) Total operating expenses (89,325) (57,526) (31,613) − (178,464) Loss on assets held for sale − − (11,037) − (11,037) Other income (loss), net (603) 117 (2,316) − (2,802) Equity in earnings (losses) from unconsolidated ventures 2,353 − − − 2,353 Segment Adjusted EBITDA (35,685) 2,038 (7,703) 544 (40,806) Intercompany eliminations 17,939 (230) (17,412) (314) (17) Consolidated Segment Adjusted EBITDA ($17,746) $1,808 ($25,115) $230 ($40,823) Depreciation and amortization (32,190) Interest income (expense) 456 Loss on early extinguishment of debt − General and administrative expense (42,785) Net loss (115,342) Preferred distributions to noncontrolling interest in subsidiary (1,400) Net loss attributable to common stockholders ($116,742)

2024 Pro Forma1 Segment Adjusted EBITDA 27 Hospitality Entertainment Landlord Operations OTHER 2024 Total revenues $61,719 $51,428 $35,283 − $148,430 Hospitality costs (103,819) − − − (103,819) Entertainment costs − (50,788) − − (50,788) Operating costs − − (35,044) − (35,044) Total operating expenses (103,819) (50,788) (35,044) − (189,651) Loss on assets held for sale − − − − − Other income (loss), net 4,496 168 2,065 − 6,729 Equity in earnings (losses) from unconsolidated ventures (9,126) − − − (9,126) Segment Adjusted EBITDA (46,730) 808 2,304 − (43,618) Intercompany eliminations 18,487 − (18,487) − − Consolidated Segment Adjusted EBITDA ($28,243) $808 ($16,183) − ($43,618) Depreciation and amortization (37,424) Interest income (expense) (6,751) Loss on early extinguishment of debt (1,563) General and administrative expense (63,269) Net loss (152,625) Preferred distributions to noncontrolling interest in subsidiary (587) Net loss attributable to common stockholders ($153,212) Note: $ in thousands. Any differences a result of rounding. 1 Pro Forma 2024 includes the financial results of the Tin Building by Jean-Georges as a consolidated operation to allow for comparable year-over-year variances in consideration of the Tin Building by Jean-Georges being consolidated in 2025.

Pro Forma1 Segment Adjusted EBITDA YoY Change 28 Hospitality Entertainment Landlord Operations OTHER 2025 vs. 2024 Total revenues ($9,829) $8,019 $1,980 $544 $714 Hospitality costs $14,494 − − − 14,494 Entertainment costs − (6,738) − − (6,738) Operating costs − − 3,431 − 3,431 Total operating expenses $14,494 (6,738) 3,431 − $11,187 Loss on assets held for sale − − (11,037) − (11,037) Other income (loss), net (5,099) (51) (4,381) − (9,531) Equity in earnings (losses) from unconsolidated ventures 11,479 − − − 11,479 Segment Adjusted EBITDA 11,045 1,230 (10,007) 544 $2,812 Intercompany eliminations (548) (230) 1,075 (314) (17) Consolidated Segment Adjusted EBITDA $10,497 $1,000 ($8,932) $230 $2,795 Depreciation and amortization 5,234 Interest income (expense) 7,207 Loss on early extinguishment of debt 1,563 General and administrative expense 20,484 Net loss 37,283 Preferred distributions to noncontrolling interest in subsidiary (813) Net loss attributable to common stockholders $36,470 Note: $ in thousands. Any differences a result of rounding. 1 Pro Forma 2024 includes the financial results of the Tin Building by Jean-Georges as a consolidated operation to allow for comparable year-over-year variances in consideration of the Tin Building by Jean-Georges being consolidated in 2025.

Asset-Based Value Components 29 + Cash & Cash Equivalents $77.8 $77.8 $77.8 $77.8 $77.8 Seaport Neighborhood Square Feet1 535 535 535 535 535 Per Square Foot Valuations $350.00 $500.00 $650.00 $800.00 $950.00 + Total Seaport Neighborhood $187.2 $267.4 $347.6 $427.9 $508.1 2025 Revenue $37.7 $37.7 $37.7 $37.7 $37.7 Revenue Multiple 2.0x 2.5x 3.0x 3.5x 4.0x + Las Vegas Aviators and Ballpark $75.5 $94.4 $113.2 $132.1 $151.0 2025 EBITDA $4.1 $4.1 $4.1 $4.1 $4.1 EBITDA Multiple 1.0x 1.5x 2.0x 2.5x 3.0x SEG Ownership (50%) 50% 50% 50% 50% 50% + Lawn Club Venture $2.1 $3.1 $4.1 $5.1 $6.2 + 250 Water Street Sale Proceeds2 $137.4 $137.4 $137.4 $137.4 $137.4 + 85 South Street3 $8.0 $9.5 $11.0 $12.5 $14.0 + Jean-Georges Restaurants at Book Value $14.1 $14.1 $14.1 $14.1 $14.1 + Las Vegas Fashion Show Mall Air Rights N/A N/A N/A N/A N/A Total Implied Asset Value Range $502.0 $603.7 $705.3 $806.9 $908.5 - Total Debt Outstanding $100.4 $100.4 $100.4 $100.4 $100.4 - Series A Preferred Equity Outstanding $10.0 $10.0 $10.0 $10.0 $10.0 Notes: $ in millions, square feet in thousands. Any differences a result of rounding. Fully diluted shares outstanding total 13,586,937, inclusive of unvested stock units and unvested stock options. Asset-based value components reflect conceptual asset valuations and should not be construed as management’s opinion regarding the value of one or more of the Company’s assets. 1 Seaport Neighborhood includes the following buildings: Fulton Market Building, Schermerhorn Row, One Seaport Plaza, Museum Block, Seaport Translux, 117 Beekman, John Street Service Building and the Tin Building, as well as 60,000 square feet for The Rooftop at Pier 17. 2 Based on $143.0 million purchase price less estimated transaction costs. 3 Based on a general range of values determined, in part, by multiple broker opinion of values.

Contact Information 30 Corporate Office 199 Water Street, 28th Floor New York, NY 10038 Investor Relations (212) 732-8257 ir@seaportentertainment.com Transfer Agent Fidelity Stock TransferSM (FST) (833) 500-1036 https://nb.fidelity.com/ NYSE Ticket Symbol: SEG www.seaportentertainment.com

This presentation and accompanying statements contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical facts or relating to present facts or current conditions included in this presentation are forward-looking statements. Forward-looking statements give Seaport Entertainment Group Inc.’s (“Seaport Entertainment,” the “Company,” “we,” “us,” “our” and “SEG”) current expectations relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “seek,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “aim,” “objectives,” “target,” “transform,” “project,” “realize” or variations of these terms and similar expressions, or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. This presentation includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to macroeconomic conditions; risks related to the impact of tariffs and global trade disruptions on us and our tenants, including the impact on inflation, interest rates, supply chains and consumer sentiment and spending; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the availability of debt and equity capital; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties and operations in New York City and the Las Vegas area; social, political and economic instability, unrest and other circumstances beyond the Company’s control which could adversely affect the Company’s business operations; adverse changes in laws or regulations governing the Company’s operation, changes in the interpretation thereof, or newly enacted laws or regulations could require changes to the Company’s business practices, adversely impact the Company’s revenues and/or impose additional costs on the Company ; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; losses that are not insured or that excess the applicable insurance limits; risks related to the disruption or failure of information technology networks and related systems – both the Company’s and those operated and managed by third parties; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property and inability to successfully attract desirable strategic partners, including joint venture partners; risks related to the concentration of ownership of the Company’s common stock by Pershing Square; risks related to the Company’s separation from, and relationship with, Howard Hughes Holdings Inc. (“Howard Hughes”); and the other factors detailed in the Company’s filings with the SEC. Forward-looking statements speak only as of the date of this press release. The Company is under no obligation to publicly update or revise and forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements in this presentation are made as of (i) the date hereof, in the case of information about the Company, and (ii) the date of such information, in the case of information from persons other than the Company. While management believes the information underlying any estimates and projections forms a reasonable basis for the statements in this presentation, such information may be limited or incomplete and should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. The Company is under no obligation to publicly update or revise and forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. This presentation and related discussion shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Sales and offers to sell our securities will only be made in accordance with the Securities Act of 1933, as amended, and applicable SEC regulations, including written prospectus requirements. This presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. All trademarks and logos depicted in this presentation are the property of their respective owners and are displayed solely for purposes of illustration. Such use should not be construed as an endorsement of the products or services of the Company. 31 Safe Harbor

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share, each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they provide a meaningful supplement to the Company’s operating performance and period-over-period changes without regard to certain potential distortions or certain non-cash items. Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements. Accordingly, they should not be considered alternatives to net loss as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. To derive Non-GAAP Adjusted Net Loss Attributable to Common Stockholders, GAAP net loss attributable to common stockholders is adjusted to exclude depreciation and amortization, as well as gains and losses from the sale of assets, gains or losses on extinguishment of debt, and provision for impairment, and these adjustments include the pro rata share of such adjustments of unconsolidated subsidiaries. Additionally, adjustments are made for non-cash revenues and expenses such as straight-line rental revenue and expenses, amortization of above- and below-market lease related intangibles, and non-cash compensation; other non-recurring items such as termination fees, leadership transition costs, corporate restructuring costs incurred since separating from Howard Hughes, and legal settlements; and certain capitalized items such as capitalized interest. Please see the reconciliation table provided in this press release for a reconciliation of Non-GAAP Adjusted Net Loss Attributable to Common Stockholders and Non-GAAP Adjusted Net Loss Attributable to Common Stockholders Per Share to the most directly comparable GAAP measure of net loss. 32 Non-GAAP Financial Measures

Key terms and references References and terms used in this presentation that are in addition to the terms defined in the Safe Harbor and Non-GAAP Financial Measures sections of this presentation, or not already defined in other areas of this presentation, include: This presentation was published on March 4, 2026. All information is as of, or for the quarter-ending December 31, 2025, unless otherwise noted. Any calculation differences are assumed to be a result of rounding. “Aviators” refers to the Las Vegas Aviators Triple-A baseball team. “Howard Hughes” or “HHH” refers to Howards Hughes Holdings Inc. “Jean-Georges,” “JGM,” or “JG” refers to Jean-Georges Restaurants. “Net Debt” is calculated as our total long-term debt as presented on the face of our balance sheet, plus financing costs net of accumulated amortization, less cash, restricted cash and cash equivalents. “NYSE” refers to the New York Stock Exchange. “Operating EBITDA PSF” is the Segment Adjusted EBITDA applicable to each property or set of properties, divided by the square feet of the applicable property or set of properties. “Pershing Square” refers to Pershing Square Capital Management, L.P. “Pro Forma” refers to the inclusion of the Tin Building by Jean-Georges as a consolidated operation in 2024 to allow for comparable year-over-year variances in consideration of the Tin Building by Jean-Georges being consolidated in 2025. “S” or “SOFR” refers to the Secured Overnight Financing Rate or “USD-SOFR” as defined in the 2006 ISDA Derivatives Definitions, as published by the International Swaps and Derivatives Association, Inc., as amended, supplemented or modified from time to time. “Seaport,” “Seaport NYC,” or “Seaport Neighborhood” refers to the approximately 480,000 square feet of restaurant, retail, office and entertainment properties and 21 residential units that makeup the Seaport in Lower Manhattan. “Segment Adjusted EBITDA” refers to the Segment Operating results disclosed within our Form 10-K filed March 4, 2026. “Series A Preferred Equity” refers to 14.000% Series A preferred stock of Seaport District NYC, Inc. On July 31, 2024, in connection with certain restructuring transactions to effectuate the Spin-Off, where Seaport District NYC, Inc., at such time an indirect subsidiary of HHH, issued 10,000 shares of its 14.000% Series A preferred stock with an aggregate liquidation preference of $10.0 million to its then-direct parent in exchange for the contribution by its parent of certain assets. In connection with the Separation, Seaport District NYC, Inc. became a subsidiary of Seaport Entertainment. “Spin-Off” or “Separation” refers to the pro rata distribution of the shares of Seaport Entertainment Group Inc. to the Seaport Entertainment Group Inc. shareholders in a distribution that is intended to be tax-free to HHH stockholders for U.S. federal income tax purposes except for cash received in lieu of fractional shares. 33